Exhibit 5.1

CAROLINA POWER & LIGHT COMPANY

d/b/a Progress Energy Carolinas, Inc.

410 South Wilmington Street

Raleigh, North Carolina 27601-1748

March 12, 2013

Carolina Power & Light Company

d/b/a Progress Energy Carolinas, Inc.

410 South Wilmington Street

Raleigh, North Carolina 27601-1748

Re:	Progress Energy Carolinas, LLC $500,000,000 First Mortgage Bonds, 4.10% Series due 2043

Ladies and Gentlemen:

I am an Assistant Secretary of Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (the “Company”), and I have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 4.10% Series due 2043 (the “Securities”) to be issued pursuant to a Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York Mellon (formerly Irving Trust Company) (the “Corporate Trustee”) and Tina D. Gonzalez (successor to Frederick G. Herbst) (together with the Corporate Trustee, the “Trustees”), as Trustees, as heretofore supplemented and as further supplemented by the Eightieth Supplemental Indenture (the “Supplemental Indenture”), dated as of March 1, 2013, between the Company and the Trustees, relating to the Securities (collectively, the “Mortgage”). On March 7, 2012, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinion set forth herein is limited to North Carolina limited liability company law. I do not express any opinion with respect to any other law of the State of North Carolina or any other jurisdiction, or as to the effect thereof on the opinion herein stated. The Mortgage and the form of Securities do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Mortgage and the Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of North Carolina.

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. March 12, 2013 Page 2 of 4

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the registration statement on Form S-3 (File No. 333-169633-03) of the Company filed on September 29, 2010, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 29, 2010 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated March 1, 2012, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c) the preliminary prospectus supplement, dated March 7, 2013, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated March 7, 2013, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) the Issuer Free Writing Prospectus filed with the Commission on March 7, 2013 pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(f) the Restated Charter of the Company dated May 22, 1980, as amended;

(g) the By-Laws of the Company, as amended;

(h) an executed copy of the Underwriting Agreement;

(i) a specimen of the Securities;

(j) an executed copy of the Original Mortgage,

(k) an executed copy of the Supplemental Indenture;

(l) resolutions of the Board of Directors of the Company, adopted at meetings of the Board of Directors on April 25, 1940 and May 17 1940, relating to, among other things, the authorization of the execution of the Original Mortgage;

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. March 12, 2013 Page 3 of 4

(m) resolutions of the Board of Directors of the Company, adopted at meetings held on December 13, 2000 and June 20, 2011 and adopted by written consent dated March 7, 2013, relating to, among other things, the preparation and filing with the Commission of the Registration Statement and the establishment and delegation of authority to a Securities Pricing Committee of the Board of Directors of the Company; and

(n) the Written Consent of the Securities Pricing Committee of the Board of Directors of the Company, effective March 7, 2013, acting pursuant to specific delegation made and authorization given by the Board of Directors pursuant to the resolutions described in clause (m) above, relating to the offering of the Securities.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii) I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. March 12, 2013 Page 4 of 4

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Corporate Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Securities will constitute valid and binding obligations of the Company and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III

Robert T. Lucas III, Esq.